UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	27-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

American Finance Trust, Inc. (the “Company”) previously announced its intention to list on the New York Stock Exchange (“NYSE”) during the third quarter of 2015. In light of current market conditions, the Company’s board of directors, in consultation with the Company’s management, has determined it is in the best interest of the Company to not pursue the listing of and the related concurrent tender offer for the Company’s common stock during the third quarter of 2015. The board will continue to monitor market conditions and other factors with a view toward reevaluating the decision when market conditions are more favorable for a successful liquidity event.

Additionally, given the expected closing of the transaction between AMH Holdings (Cayman), L.P., an affiliate of Apollo Global Management, LLC, and AR Capital, LLC, the Company’s sponsor, the Company’s management has recommended that no further action be taken with respect to the pursuit of a liquidity event until the merger transaction is completed.

As a result of this decision with respect to its listing and concurrent tender offer, the Company intends to implement a new share repurchase plan. Additional information with respect to the new share repurchase plan will be provided in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: September 25, 2015	By:	/s/ Donald MacKinnon
Donald MacKinnon
Chief Executive Officer and President